As filed with the Securities and Exchange Commission on October 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMV INC.

(Exact Name of Registrant as Specified In Its Charter)

Not applicable
(Translation of Registrant’s Name Into English (if Applicable))

Canada	2834	Not applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

130 Eileen Stubbs Avenue, Suite 19

Dartmouth, Nova Scotia B3B 2C4, Canada

Telephone: (902) 492-1819

(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

Telephone: (212) 894-8940
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent For Service in the United States)

 Copies to:

Philippe Leclerc McCarthy Tétrault LLP 500, Grande Allée Est, 9e étage Québec City, Québec G1R 2J7 Canada Telephone: (418) 521-3000	Pierre Labbé IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3B 2C4 Canada Telephone: (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Nova Scotia, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Preferred Shares (no par value)	—	—	—	—
Common Shares (no par value)	—	—	—	—
Subscription Receipts	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	US$ 75,000,000	(5)	US$ 75,000,000	US$ 8,183

(1)	There are being registered under this Registration Statement such indeterminate number of preferred shares, common shares, subscription receipts, warrants and units of the Registrant (the “Securities”) as shall have an aggregate initial offering price of up to US$200,000,000. The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended (the “Securities Act”).

(4)	The prospectus contained herein relates to an aggregate of US$200,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$125,000,000 of securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-239310), initially filed on June 16, 2020 and declared effective on June 29, 2020, less the US$24,500,000 of securities that were sold under the short form base shelf prospectus dated June 26, 2020, which reduced the amount of securities available for sale.

(5)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-239310.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Amendment No. 1 dated October 15, 2020 to Short Form Base Shelf Prospectus dated June 26, 2020

The short form prospectus dated June 26, 2020, as amended by this amendment, is referred to as a base shelf prospectus and has been filed under legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador that permits certain information about these securities to be determined after the short form prospectus dated June 26, 2020, as amended by this amendment, has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

The short form base shelf prospectus dated June 26, 2020, as amended by this amendment, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

October 15, 2020

US$200,000,000
Preferred Shares
Common Shares
Subscription Receipts
Warrants
Units

The short form base shelf prospectus dated June 26, 2020 (the “Prospectus”) of IMV Inc. (“IMV” or the “Corporation”) is hereby amended by this amendment to increase the aggregate amount of Securities that may be offered from time to time under the Prospectus from US$125,000,000 to US$200,000,000. As of the date of this amendment, the Corporation has distributed Common Shares with an aggregate principal amount of US$24,500,000 under the Prospectus. Capitalized terms used but not otherwise defined in this amendment have the meanings ascribed thereto in the Prospectus.

The offering of Securities hereunder is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare the Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

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Investors should be aware that the acquisition, holding or disposition of the Securities described in the Prospectus may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully in the Prospectus. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the Prospectus or any Prospectus Supplement may be residents of a foreign country and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States. See “Enforceability of Civil Liabilities” in the Prospectus and in this amendment No. 1.

See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 2 and 17 of the Prospectus, and the documents incorporated therein by reference and the applicable Prospectus Supplement, for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Specifically, the Prospectus is amended by deleting all references to “US$125,000,000” contained on the face page of the Prospectus and substituting “US$200,000,000” therefor. The first paragraph of the text on the face page of the Prospectus, as so amended, is deleted and replaced with the following:

“Under this short form base shelf prospectus (the “Prospectus”), IMV Inc. (“IMV” or the “Corporation”) may, from time to time during the 25-month period that this Prospectus, including any amendments, remains valid, offer and issue preferred shares (the “Preferred Shares”) or common shares (the “Common Shares”) of its share capital, or subscription receipts (the “Subscription Receipts”), warrants or options to purchase Common Shares, Preferred Shares or other securities (collectively, the “Warrants”) or units comprised of one or more of the other securities described in this Prospectus in any combination (the “Units” and together with the Preferred Shares, Common Shares, Subscription Receipts and Warrants, the “Securities”) in one or more offerings of up to US$200,000,000 (or the equivalent in Canadian or other foreign currencies). The Securities may be offered separately or together, in amounts, at prices and on terms based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). The Corporation may sell the Preferred Shares, the Subscription Receipts and the Warrants in one or more series.”

The Prospectus is further amended by deleting the reference to “US$125,000,000” contained in the second sentence of the sixth paragraph under the heading “General Matters” on page 1, so that such sentence, as so amended, reads as follows:

“This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) relating to the Securities that the Corporation has or will file with the SEC. Under the U.S. Registration Statement, the Corporation may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$200,000,000.”

The Prospectus is further amended by deleting the reference to “US$125,000,000” contained in the first sentence of the first paragraph under the heading “Use of Proceeds” on page 8, so that such sentence, as so amended, reads as follows:

“The aggregate proceeds of distributions of Securities under this Prospectus shall not exceed US$200,000,000.”

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The Prospectus is further amended by deleting and replacing the second paragraph under the heading “Use of Proceeds” on page 8, so that such paragraph, as so amended, reads as follows:

“Unless otherwise specified in a Prospectus Supplement, the net proceeds received by the Corporation from the sale of the Securities will be used potentially for (i) research and development and clinical trial expenditures, which may include expenditures relating to the advancement of the Corporation’s cancer and infectious disease immunotherapies and vaccine candidates, such as DPX-Survivac and DPX-COVID-19, (ii) working capital expenditures, and (iii) capital expenditures. A Prospectus Supplement will contain specific information about the use of proceeds from the sale of the Securities under that Prospectus Supplement.”

The Prospectus must be read together with this amendment, any documents incorporated or deemed to be incorporated by reference therein from time to time and any supplements relating to an offering of Securities thereunder. The statements contained in the Prospectus or in a document incorporated or deemed to be incorporated by reference therein on or subsequent to June 26, 2020 are modified or superseded for the purposes of this amendment to the extent that a statement contained in any subsequently filed document, which also is or is deemed to be incorporated by reference therein, modifies or supersedes that statement.

ENFORCEABILITY OF CIVIL LIABILITIES

IMV has filed with the SEC, concurrently with the filing of the U.S. Registration Statement of which the Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, IMV appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving IMV in a U.S. court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement. However, it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

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Base Shelf Prospectus

This short form base shelf prospectus has been filed under legislation in the provinces British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of IMV Inc. at 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, Canada, B3B 2C4 (telephone (902) 492-1819), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 26, 2020

US$125,000,000
Preferred Shares
Common Shares
Subscription Receipts
Warrants
Units

Under this short form base shelf prospectus (the “Prospectus”), IMV Inc. (“IMV” or the “Corporation”) may, from time to time during the 25-month period that this Prospectus, including any amendments, remains valid, offer and issue preferred shares (the “Preferred Shares”) or common shares (the “Common Shares”) of its share capital, or subscription receipts (the “Subscription Receipts”), warrants or options to purchase Common Shares, Preferred Shares or other securities (collectively, the “Warrants”) or units comprised of one or more of the other securities described in this Prospectus in any combination (the “Units” and together with the Preferred Shares, Common Shares, Subscription Receipts and Warrants, the “Securities”) in one or more offerings of up to US$125,000,000 (or the equivalent in Canadian or other foreign currencies). The Securities may be offered separately or together, in amounts, at prices and on terms based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). The Corporation may sell the Preferred Shares, the Subscription Receipts and the Warrants in one or more series.

The specific variable terms of any offering of Securities will be set forth in a Prospectus Supplement and may include, where applicable:

-	in the case of Preferred Shares, the series of Preferred Shares, the number of Preferred Shares offered, the offering price and any other specific terms;

-	in the case of Common Shares, the number of Common Shares offered, the offering price and currency (in the event the offering is a fixed price distribution), the manner in which the offering price and currency will be determined (in the event the offering is a non-fixed price distribution) and any other specific terms;

-	in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms;

-	in the case of Warrants, the number of Warrants offered, the offering price, the designation, number and terms of the Securities that may be purchased upon exercise of each Warrant, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are offered and any other specific terms; and

-	in the case of Units, the number of Units offered, the issue price, the currency and the terms of the Units, the designation, number and terms of any other Securities comprising, in any combination, the Units.

A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. In addition, where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All shelf information permitted under Securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of Securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. This Prospectus and any applicable Prospectus Supplement should be read carefully before investing in Securities. This Prospectus may not be used to offer any of the Securities unless accompanied by a Prospectus Supplement.

The Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “IMV” and on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IMV”. On June 25, 2020, the last trading day of the Common Shares on the TSX and the Nasdaq before the date hereof, the closing price of the Common Shares was $3.81 and US$2.78, respectively. Unless otherwise specified in an applicable Prospectus Supplement, the Preferred Shares, the Subscription Receipts, the Warrants and the Units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

The Corporation may offer and sell Securities to or through underwriters, dealers, placement agents or other intermediaries and the Corporation may also offer and sell its Securities directly to one or more purchasers, or through agents designated from time to time at amounts and prices and other terms determined by the Corporation. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, placement agent, intermediary or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to the Corporation and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

The offering of Securities hereunder is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Annual financial statements for the year ended December 31, 2019 included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in this Prospectus or any Prospectus Supplement may be residents of a foreign country and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States. See “Enforceability of Civil Liabilities”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Julia P. Gregory, Wayne Pisano and Markus Warmuth, members of the board of directors of the Corporation, all reside outside of Canada and have appointed IMV Inc., 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, Canada, B3B 2C4, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The Corporation’s head office and registered office is located at 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, Canada, B3B 2C4.

Investing in the Securities involves risks, including those that are described in the “Risk Factors” section of this Prospectus. The Corporation will apply to list the Common Shares distributed under this Prospectus including the Common Shares underlying the Preferred Shares, Subscription Receipts, Warrants and Units, if any. However, unless specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell the Preferred Shares, Subscription Receipts, Warrants and Units purchased under this Prospectus and the Prospectus Supplements. This may affect the pricing of the Preferred Shares, Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Warrants and Units and the extent of issuer regulation. See“Risk Factors”.

No underwriter, dealer, placement agent, other intermediary or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

In connection with any offering of Securities, other than an “at-the-market” distribution, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time and will be subject to applicable law. With respect to an “at-the-market” distribution, no underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by McCarthy Tétrault LLP, with respect to Canadian legal matters, and by Troutman Sanders LLP, with respect to U.S. legal matters.

GENERAL MATTERS

Purchasers of Securities should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide purchasers with different or additional information. If anyone provides purchasers with different or additional information, purchasers should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted. Purchasers should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus includes references to trade names and trademarks of other companies, which trade names and trademarks are the properties of their respective owners.

The corporate website of the Corporation is www.imv-inc.com. The information on the Corporation’s website is not intended to be included or incorporated by reference into this Prospectus and prospective purchasers should not rely on such information when deciding whether or not to invest in the Securities.

Statistical information and other data relating to the pharmaceutical and biotechnology industry included in this Prospectus are derived from recognized industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Market data and industry forecasts used throughout this Prospectus were obtained from various publicly available sources. Although the Corporation believes that these independent sources are generally reliable, the accuracy and completeness of the information from such sources are not guaranteed and have not been independently verified.

In this Prospectus, unless otherwise noted, all dollar amounts are expressed in Canadian dollars.

This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) relating to the Securities that the Corporation has or will file with the SEC. Under the U.S. Registration Statement, the Corporation may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$125,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference”. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to IMV and the Securities.

EXCHANGE RATE INFORMATION

The consolidated financial statements incorporated by reference into this Prospectus and the other documents incorporated by reference into this Prospectus, and the financial data derived from those consolidated financial statements included in this Prospectus, are presented in Canadian dollars, unless otherwise specified, and have been prepared in accordance with IFRS. References in this Prospectus to “dollars”, “C$” or “$” are to Canadian dollars. United States dollars are indicated by the symbol “US$”.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the exchange rate published by the Bank of Canada for the applicable periods. Periods prior to March 1, 2017 are based on the noon rate published by the Bank of Canada. Periods from and after March 1, 2017 are based on the closing exchange rate published by the Bank of Canada.

	Year ended December 31,			Three Months ended March 31,
	2019	2018	2017	2020	2019
High for the period	0.7699	0.8138	0.8245	0.7710	0.7637
Low for the period	0.7353	0.7330	0.7276	0.6898	0.7353
End of period	0.7699	0.7330	0.7971	0.7049	0.7483
Average for the period	0.7537	0.7721	0.7708	0.7443	0.7522

On June 25, 2020, the closing exchange rate for one Canadian dollar, expressed in United States dollars, as reported by the Bank of Canada, was C$1.00 = US$0.7329.

Cautionary Statement regarding Forward-Looking Statements

Certain statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking statements”), which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this Prospectus, such statements reflect current expectations regarding future events and operating performance and speak only as of the date of this Prospectus. Forward-looking statements may use such words as “will”, “may”, “could”, “intends”, “potential”, “plans”, “believes”, “expects”, “projects”, “estimates”, “anticipates”, “continue”, “potential”, “predicts” or “should” and other similar terminology.

Forward-looking statements include, but are not limited to, statements relating to:

-	the Corporation’s business strategy;

-	statements with respect to the sufficiency of the Corporation’s financial resources to support its activities;

-	potential sources of funding;

-	the Corporation’s ability to obtain necessary funding on favorable terms or at all;

-	the Corporation’s expected expenditures and accumulated deficit level;

-	the Corporation’s ability to obtain necessary regulatory approvals;

-	the Corporation’s expected outcomes from its pre-clinical studies and trials;

-	the Corporation’s expected outcomes from its ongoing and future research and research collaborations;

-	the Corporation’s exploration of opportunities to maximize shareholder value as part of the ordinary course of its business through collaborations, strategic partnerships and other transactions with third parties;

-	the Corporation’s plans for the research and development of certain product candidates;

-	the Corporation’s strategy for protecting its intellectual property;

-	the Corporation’s ability to identify licensable products or research suitable for licensing and commercialization;

-	the Corporation’s ability to obtain licences on commercially reasonable terms;

-	the Corporation’s plans for generating revenue;

-	the Corporation’s plans for future clinical trials; and

-	the Corporation’s hiring and retention of skilled staff.

The forward-looking statements reflect the Corporation’s current views with respect to future events, are subject to risks and uncertainties, and are based upon a number of estimates and assumptions that, while considered reasonable by the Corporation, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Corporation’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

-	obtaining additional funding on reasonable terms when necessary;

-	positive results of pre-clinical studies and clinical trials;

-	the Corporation’s ability to successfully develop existing and new products;

-	the Corporation’s ability to hire and retain skilled staff;

-	the products and technology offered by the Corporation’s competitors;

-	general business and economic conditions, including as a result of the pandemic outbreak of coronavirus (“COVID-19”);

-	the Corporation’s ability to protect its intellectual property;

-	the Corporation’s ability to manufacture its products and to meet demand;

-	the general regulatory environment in which the Corporation operates; and

-	obtaining necessary regulatory approvals and the timing in respect thereof.

These statements reflect management’s current views and beliefs and are based on estimates, assumptions, and information currently available to, and considered reasonable by, management. The forward-looking information in this Prospectus does not include a full assessment or reflection of the unprecedented impacts of the COVID-19 pandemic and the ongoing and developing resulting indirect global and regional economic impacts. The Corporation is currently experiencing uncertainty related to the rapidly developing COVID-19 situation. Uncertainties include the scope, severity and duration of the pandemic, the actions taken to contain or mitigate its impact and the direct and indirect effect of the pandemic and containment measures, among others. It is anticipated that the spread of COVID-19 and global measures to contain it will have an impact on the Corporation, however it is challenging to quantify the potential magnitude of such impact at this time. The Corporation is regularly assessing the situation and remains in contact with its partners, clinical sites and investigators, and suppliers to assess any impacts and risks.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “The Common Shares are currently listed on the TSX under the symbol “IMV” and Nasdaq under the symbol “IMV”.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this Prospectus or, in the case of documents incorporated by reference in this Prospectus, as of the date of such documents, and the Corporation does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. There is no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Purchasers are cautioned that forward-looking statements are not guarantees of future performance and accordingly purchasers are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. New factors emerge from time to time, and it is not possible for management of the Corporation to predict all of these factors or to assess in advance the impact of each such factor on the Corporation’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this Prospectus are expressly qualified by the foregoing cautionary statements and are made as of the date of this Prospectus. The Corporation does not undertake any obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws. Purchasers should read this Prospectus and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, B3B 2C4 (telephone (902) 492-1819), and are also available electronically on the Corporation’s issuer profile at www.sedar.com.

In addition to the continuous disclosure obligations of the Corporation under the securities laws of certain provinces of Canada, the Corporation is subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation may not be required to publish financial statements as promptly as U.S. companies. A free copy of any public document filed by IMV with the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC’s website at www.sec.gov.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other document that is also incorporated by reference in this Prospectus, the following documents filed by the Corporation with securities commissions or similar regulatory authorities in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(i)	the annual information form of the Corporation dated March 30, 2020 for the year ended December 31, 2019 (the “AIF”);

(ii)	the audited annual consolidated financial statements of the Corporation and the notes thereto for the years ended December 31, 2019 and 2018, together with the auditor’s report thereon;

(iii)	the management’s report on financial position and operating results of the Corporation for the year ended December 31, 2019 (the “Annual MD&A”), except for the “Letter to Shareholders” which is specifically excluded and is not incorporated by reference herein;

(iv)	the unaudited interim condensed consolidated financial statements of the Corporation and the notes thereto for the three months ended March 31, 2020 and 2019;

(v)	the management’s report on financial position and operating results of the Corporation for the three months ended March 31, 2020, except for the “Letter to Shareholders” which is specifically excluded and is not incorporated by reference herein;

(vi)	the management information circular dated May 25, 2020 relating to the annual and special meeting of shareholders of the Corporation to be held on June 29, 2020; and

(vii)	the material change report dated May 12, 2020 relating to a non-brokered private placement of Common Shares.

Any documents of the Corporation of the type referred to in the preceding paragraph and any material change reports (excluding any confidential material change reports) filed by the Corporation with a securities commission or similar regulatory authority in Canada on or after the date of Prospectus and prior to the termination of the offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC by the Corporation after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference into this Prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that the Corporation will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. Registration Statement of which this Prospectus forms a part. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

•	the consent of PricewaterhouseCoopers LLP, the Corporation’s independent auditor;

•	the consent of McCarthy Tétrault LLP, the Corporation’s Canadian counsel; and

•	powers of attorney of the Corporation’s directors and officers, as applicable.

A copy of the form of warrant indenture for any offering of Warrants, as applicable, under this Prospectus will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.

THE CORPORATION

The Corporation was incorporated on May 18, 2007 under the name of Rhino Resources Inc. pursuant to the Canada Business Corporations Act. On September 28, 2009, the Corporation changed its name to Immunovaccine Inc. and consolidated its outstanding share capital on a 5 to 1 basis. On May 2, 2018, the Corporation changed its name to IMV Inc. and consolidated its outstanding share capital on a 3.2 to 1 basis.

The Corporation has one wholly-owned subsidiary, Immunovaccine Technologies Inc., which is incorporated under the laws of Nova Scotia.

The Corporation’s head and registered office is located at 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, Canada, B3B 2C4.

BUSINESS OF THE CORPORATION

Overview

IMV is a clinical stage biopharmaceutical company dedicated to making immunotherapy more effective, more broadly applicable, and more widely available to people facing cancer, infectious and other serious diseases. IMV is pioneering a new class of immunotherapies based on the Corporation’s proprietary drug delivery platform (“DPX”). This patented technology leverages a novel mechanism of action (“MOA”) discovered by the Corporation. This MOA does not release the active ingredients at the site of injection but forces an active uptake by immune cells (antigen-presenting cells) and delivery of active ingredients into lymph nodes. This unique MOA enables the programming of immune cells in vivo, which are aimed at generating powerful target-specific therapeutic capabilities. DPX’s no-release MOA can be leveraged to generate “first-in-class” T cell therapies with the potential, in the opinion of IMV, to be disruptive in the treatment of cancer. DPX also has multiple manufacturing advantages: it is fully synthetic; can accommodate hydrophilic and hydrophobic compounds; is amenable to a wide-range of applications (for example, peptides, small-molecules, RNA/DNA and antibodies); and provides long term stability as well as low cost of goods.

The Corporation’s first cancer immunotherapy uses survivin based peptides licensed from Merck KGaA, on a worldwide exclusive basis, formulated in DPX (“DPX-Survivac”). Survivin is a well characterized and tumor-associated antigen known to be overexpressed in more than 20 different cancers. DPX-Survivac leverages the MOA of the DPX platform to generate a constant flow of killer T cells in the blood that are targeted against survivin expressed on cancer cells. It is comprised of five minimal major histocompatibility complex (MHC) class I peptides to activate naïve T cells against survivin.

Survivin is a well characterized and recognized tumour-associated antigen known to be expressed during fetal development and across most tumour cell types, but it is rarely present in normal, non malignant adult cells. Survivin controls key cancer processes (apoptosis, cell division and metastasis) and has been associated with chemoresistance and cancer progression. It has been shown that survivin was expressed in all 60 different human tumour lines used in the National Cancer Institute’s cancer drug screening program and documented in the literature to be overexpressed in more than 20 indications.

Foremost, the Corporation’s clinical strategy is to target late stage unmet medical needs for a shorter path to clinical demonstration and first regulatory approval. In addition, the Corporation is evaluating combination with the checkpoint inhibitor of Merck & Co Inc. (“Merck”), Keytruda® (pembrolizumab), in multiple solid tumor indications.

DPX-Survivac is currently being tested in:

•	a phase 2 clinical trial that evaluates DPX-Survivac in an open label safety and efficacy study in ovarian cancer patients with advanced platinum-sensitive and resistant ovarian cancer;

•	two investigator-sponsored phase 2 clinical trials in combination with Merck’s Keytruda® (pembrolizumab) in patients with recurrent, platinum-resistant and sensitive ovarian cancer and in patients with measurable or recurrent diffuse large B cell lymphoma (DLBCL); and

•	a phase 2 basket trial in combination with Merck’s Keytruda® (pembrolizumab) in patients with select advanced or recurrent solid tumors in bladder, liver (hepatocellular carcinoma), ovarian, or non-small-cell lung (NSCLC) cancers, as well as tumors shown to be positive for the microsatellite instability high (MSI-H) biomarker.

In infectious disease vaccine applications, the Corporation has completed a demonstration phase 1 clinical trial with a target against the respiratory syncytial virus (“RSV”). The Corporation also has a commercial licensing agreement with Zoetis for the development of two targeted therapies for cattle and is also conducting several research and clinical collaborations, including collaborations with:

•	the Canadian Center for Vaccinology (CCfV) at Dalhousie University, the Izaak Walton Killam Health Center and the Nova Scotia Health Authority, the Canadian Immunization Research Network (CIRN); the Research Centre on Infectious Diseases at the University Laval in Quebec City and Global Urgent and Advanced Research and Development (GUARD) in Canada for the development of a vaccine candidate for COVID-19;

•	the Wistar Institute to develop a targeted T cell therapy against the common BRAF cancer mutation;

•	the Dana-Farber Cancer Institute for Human Papillomavirus (HPV) related cancers; and

•	Leidos, Inc. in the United States for the development of targeted therapies for malaria and the Zika virus.

Recent developments

On May 21, 2020, the Corporation announced positive preclinical results demonstrating robust immunogenic and antibody responses from the majority of peptide epitopes. Based on these data, the Corporation has selected multiple peptide epitopes to be formulated within its DPX platform to form a vaccine candidate against COVID-19, DPX-COVID-19.

IMV and its collaborators have advanced a DPX-based vaccine for COVID-19 since announcing plans in March. The Corporation used sequences of the virus and immunoinformatics to predict and identify several hundred epitopes, of which 23 were selected for validation in preclinical studies based on their biological relevance to the virus and potential to generate neutralizing antibodies against SARS-CoV-2. Preclinical studies have been ongoing since the beginning of April, with the goal to validate and down select the most promising peptide candidates targeting weaknesses of the virus.

In preclinical animal models, IMV evaluated all 23 peptides formulated within the DPX platform. The majority of peptide epitopes tested generated targeted antibody responses after the first and second dose, without requiring an adjuvant. Based on these results, IMV has selected an optimal combination of peptides based on the best antibody responses for each of the key mechanisms for attachment, fusion and entry of SARS-Cov-2 into human cells. The antibody responses observed were equivalent or superior to a DPX-based peptide epitope vaccine (“DPX-RSV”) used as a reference to evaluate the level of immunogenicity in these preclinical studies, as DPX-RSV is a vaccine candidate against RSV, another RNA respiratory virus, and has demonstrated high functional antibody titers (up to 100-fold increase over placebo maintained for at least 421 days1) in a Phase 1 clinical study in older adults (age 50-64).

On May 29, 2020, the Corporation reported updated clinical response and translational data from DeCidE1, its Phase 2 study evaluating the safety and efficacy of DPX-Survivac with intermittent low-dose cyclophosphamide (“CPA”) in patients with recurrent, advanced platinum-sensitive and -resistant ovarian cancer.

Results from the ongoing study showed prolonged durable clinical responses, alongside favorable tolerability, and strong translational data linking the observed clinical benefit with DPX-Survivac’ mechanism of action.

Updated Results from DeCidE1

As of data cut-off date, May 2, 2020, 19 patients were evaluable for efficacy with four patients (21%) still receiving treatment. Notably, 18/19 evaluable patients had stage 3 or 4 disease at time of diagnosis, the majority of whom had received ≥3 lines of prior therapy and were platinum resistant. Key findings on the safety and efficacy of DPX-Survivac/CPA are outlined below:

•	5/19 patients (26%) achieved a Partial Response (“PR”) with tumor regression >30% on target lesions

•	15/19 patients (79%) achieved disease control, defined as Stable Disease (“SD”) or PR on target lesions

o	Tumor shrinkage of target lesions was observed in 10 patients (53%)

•	Overall, treatment was well-tolerated. The majority of treatment-related adverse events reported were Grade 1 events and related to reactions at the injection site.

Durable clinical benefits lasting ≥ 6 months were observed in seven patients (37%):

•	5/7 patients (71%) have now reached duration of clinical benefit > 10 months including three patients with PR and two patients with SD

•	The two patients with SD are about to reach the 1-year mark.

Translational analyses on longitudinally collected peripheral blood mononuclear cell (“PBMC”) and tumor tissue samples link observed clinical benefit and survivin-specific T cells, supporting DPX-Survivac’s unique mechanism of action. Key translational findings are outlined below:

•	Treatment generated a survivin-specific CD8+ T cell response in PBMC samples of 14/16 (87%) evaluable patients

•	Treatment induced infiltration of survivin-specific T cell clones into the tumors as early as day 56 following treatment, which was shown in an analysis of the TCRβ repertoires in five subjects who achieved SD.

1 https://pubmed.ncbi.nlm.nih.gov/29617814/

CONSOLIDATED CAPITALIZATION

Except as otherwise disclosed in this Prospectus and the documents incorporated by reference herein, there have been no material changes in the consolidated share and loan capital of IMV from March 31, 2020 to the date of this Prospectus.

USE OF PROCEEDS

The aggregate proceeds of distributions of Securities under this Prospectus shall not exceed US$125,000,000. The net proceeds to be received by the Corporation from the distribution from time to time of Securities under this Prospectus will be the gross proceeds of such issue less any commissions and expenses paid in connection therewith.

Unless otherwise specified in a Prospectus Supplement, the net proceeds received by the Corporation from the sale of the Securities will be used for working capital and general corporate purposes including, but not limited to, to advance the research and development and clinical advancement of the Corporation’s cancer and infectious disease vaccine candidates. A Prospectus Supplement will contain specific information about the use of proceeds from the sale of the Securities under that Prospectus Supplement.

More detailed information regarding the use of proceeds from the sale of the Securities will be described in any applicable Prospectus Supplement. Pending the application of the net proceeds, the Corporation intends to invest the net proceeds in investment-grade, interest-bearing securities, the primary objectives of which are liquidity and capital preservation.

Negative Cash Flow

The Corporation has incurred significant operating losses and negative cash flows from operations since inception and has an accumulated deficit of $130 million as of March 31, 2020. The ability of the Corporation to continue as a going concern is dependent upon raising additional financing through equity and non-dilutive funding and partnerships. There can be no assurance that the Corporation will have sufficient capital to fund its ongoing operations, develop or commercialize any products without future financings. These material uncertainties cast significant doubt as to the Corporation’s ability to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. If the Corporation is unable to obtain additional financing when required, the Corporation may have to substantially reduce or eliminate planned expenditures or the Corporation may be unable to continue operations.

The Corporation’s ability to continue as a going concern is dependent upon its ability to fund its research and development programs and defend its patent rights. It is expected that proceeds from the sale of Securities under the Prospectus will be used to fund anticipated negative cash flow from operating activities, as described above.

Plan of Distribution

The Corporation may offer and sell its Securities to or through underwriters, dealers, placement agents or other intermediaries and the Corporation may also offer and sell its Securities directly to one or more purchasers or through agents in negotiated transactions, block trades, equity lines of credit or a combination of these methods, subject to obtaining any applicable exemption from registration requirements. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at:

-	a fixed price or prices, which may be changed from time to time;

-	market prices prevailing at the time of sale;

-	negotiated prices related to such prevailing market prices; or

-	other negotiated prices, including sales in transactions that are deemed to be “at-the-market” distribution”, including sales made directly on the Nasdaq or other existing trading markets for the Securities.

The Corporation may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplements for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters, dealers, placement agents, other intermediaries or agents, the purchase price of such Securities, the proceeds to the Corporation from such sale, any underwriting commissions or discounts and other items constituting compensation and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers, placement agents, other intermediaries or agents. Only underwriters, dealers, placement agents, other intermediaries or agents so named in the Prospectus Supplements are deemed to be underwriters in connection with the Securities offered thereby.

In connection with the sale of Securities, underwriters, dealers, placement agents, other intermediaries or agents may receive compensation from the Corporation or from purchasers of Securities for whom they may act as intermediary or agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents, other intermediaries or agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Corporation and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplements, the Corporation may authorize dealers, placement agents, other intermediaries or other persons acting as its agents to solicit offers by certain institutions to purchase the Securities directly from the Corporation pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplements, which will also set forth the commission payable for solicitation of these contracts.

Any offering of Preferred Shares, Warrants, Units or Subscription Receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplements, the Preferred Shares, Subscription Receipts, Warrants or Units will not be listed on any securities or stock exchange or on any automated dealer quotation system. Unless otherwise specified in the applicable Prospectus Supplements, there is no market through which the Preferred Shares, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell Preferred Shares, Subscription Receipts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants or Units.

The Prospectus Supplements will set forth the terms of the offering of Securities, including:

-	the name or the names of any underwriters, dealers, placement agents, other intermediaries or agents, if any;

-	the offering price (in the event the offering is a fixed-price distribution);

-	the currency or currencies in which the securities will be offered;

-	the manner in which the offering price will be determined (in the event the offering is a non-fixed price distribution);

-	the proceeds to the Corporation from that sale, if determinable;

-	any delayed delivery arrangements;

-	any underwriting commissions, fees, discounts and other items constituting underwriters’ compensation;

-	any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

-	any other securities exchanges on which the Securities may be listed, if any.

Only the underwriters, dealers, placement agents, other intermediaries or agents named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

The Common Shares may be sold, from time to time in one or more transactions at a fixed price or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices.

Under agreements that may be entered into by IMV, underwriters, dealers, placement agents, other intermediaries or agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under any applicable Canadian provincial securities legislation, or to contributions with respect to payments that such underwriters, dealers or agents may be required to make in that respect.

By Underwriters, Dealers, Placement Agents or Other Intermediaries

If underwriters, dealers, placement agents or other intermediaries are used in the sale, the Securities will be acquired by such underwriters, dealers, placement agents or other intermediaries for their own account, as principals, and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers, placement agents or other intermediaries may be changed from time to time. Unless otherwise set forth in the Prospectus Supplements relating thereto, the obligations of underwriters, dealers, placement agents or other intermediaries to purchase the Securities will be subject to certain conditions, but the underwriters, dealers, placement agents or other intermediaries will be obligated to purchase all of the Securities offered by the Prospectus Supplements if any of such Securities are purchased. The Corporation may agree to pay the underwriters, dealers, placement agents or other intermediaries a fee or commission for various services relating to the offering of any Securities. Any such fees or commissions will be paid out of the general corporate funds of the Corporation.

In compliance with the guidelines of the Financial Regulatory Authority Inc. (“FINRA”) and subject to the approval of FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of Securities pursuant to this Prospectus and any applicable Prospectus Supplement. If 5% or more of the net proceeds of any offering of Securities made under this Prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

By Agents

The Securities may also be sold through agents designated by the Corporation. Any agent involved will be named, and any fees or commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplements. Any such fees or commissions will be paid out of the general corporate funds of the Corporation. Unless otherwise indicated in the Prospectus Supplements, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser. In this case, no underwriters, dealers, placement agents, other intermediaries or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

The Corporation may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by the Corporation or borrowed from the Corporation or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from the Corporation in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms”, may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Corporation. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with the Corporation and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, other than an “at-the-market” distribution, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time and will be subject to applicable law. With respect to an “at-the-market” distribution, no underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

DESCRIPTION OF SHARE CAPITAL

IMV’s authorized share capital consists of an unlimited number of Common Shares and Preferred Shares issuable in series, all without par value. As of the date hereof, a total of 61,695,267 Common Shares and no Preferred Shares are issued and outstanding.

On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares.

Common Shares

The Common Shares of the Corporation rank junior to the Preferred Shares with respect to the payment of dividends, return of capital and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Corporation. In the event of liquidation, dissolution or winding-up of the Corporation, subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive all the remaining property and assets of the Corporation. The holders of Common Shares are entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and each Common Share, when represented at any meeting of the shareholders of the Corporation, carries the right to one vote.

The Securities offered pursuant to this Prospectus may include Common Shares issuable upon conversion or exchange of any Preferred Shares of any series or upon conversion of any Subscription Receipts or upon exercise of any Warrants.

Preferred Shares

The Preferred Shares of the Corporation are issuable from time to time in one or more series as determined by the Board of Directors of the Corporation. The Board of Directors of the Corporation may determine, before issuance, the designation, rights, privileges and restrictions attached to each series of Preferred Shares including the rate of preferential dividends, the dates of payment thereof, the redemption price and the terms of redemption, voting rights and conversion rights (if any), the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof. If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate rateably in respect of accumulated dividends and return of capital. The holders of Preferred Shares are entitled to priority over holders of any Common Shares of the Corporation with respect to the payment of dividends or the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. Except as required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled to receive notice of, to attend or to vote at any meetings of the shareholders of the Corporation.

The description of general terms and provisions of Preferred Shares described in any Prospectus Supplement will include, where applicable:

-	the number of Preferred Shares offered;

-	the designation of the series;

-	the price at which the Preferred Shares will be offered;

-	the currency or currencies in which the Preferred Shares will be offered;

-	the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

-	the price and the terms and conditions for redemption, if any, including redemption at the Corporation’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

-	the terms and conditions, if any, for conversion or exchange for shares of any other class of the Corporation or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

-	the voting rights, if any;

-	whether the Preferred Shares will be listed on any exchange;

-	the material United States and Canadian federal income tax consequences of owning the Preferred Shares; and

-	any other material terms, conditions and rights (or limitations on such rights) of the Preferred Shares.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by the Corporation with the applicable securities commissions or similar regulatory authorities after it has been entered into by IMV and will be available electronically at www.sedar.com. Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts will have a contractual right of rescission against the Corporation, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

-	the number of Subscription Receipts offered;

-	the price at which the Subscription Receipts will be offered;

-	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

-	the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or other securities;

-	the number of Common Shares, Preferred Shares or other securities that may be obtained upon exchange of each Subscription Receipt;

-	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

-	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

-	whether the Subscription Receipts will be listed on any exchange;

-	the material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

-	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Corporation may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Warrants that the Corporation may offer under this Prospectus in one or more series. While the terms the Corporation has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Corporation will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.

Unless the applicable Prospectus Supplement otherwise indicates, Warrants will be issued under and governed by the terms of one or more warrant indentures (each, a “Warrant Indenture”) between the Corporation and a warrant trustee that the Corporation will name in the relevant Prospectus Supplements. Each warrant trustee will be a financial institution authorized to carry on business as a trustee in Canada.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Prospectus Supplement. Prospective purchasers should refer to the Prospectus Supplement and Warrant Indenture, if applicable, relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any Warrant Indenture relating to an offering of Warrants will be filed by the Corporation with the applicable securities regulatory authorities in Canada after the Corporation has entered into it and will be available electronically at www.sedar.com.

The applicable Prospectus Supplements relating to any Warrants offered by the Corporation will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

-	the designation and aggregate number of Warrants;

-	the price at which the Warrants will be offered;

-	the currency or currencies in which the Warrants will be offered;

-	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

-	the number and type of Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Securities may be purchased upon exercise of each Warrant;

-	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security;

-	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

-	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

-	whether the Warrants will be listed on any exchange;

-	material United States and Canadian federal income tax consequences of owning the Warrants; and

-	any other material terms or conditions of the Warrants.

Each Warrant will entitle the holder to purchase Common Shares, Preferred Shares or other Securities, as specified in the applicable Prospectus Supplement at the exercise price that the Corporation describes therein. Unless the Corporation otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that it sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

The Warrant Indenture, if any, and the warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the underlying Common Shares, Preferred Shares or other Securities or any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets, the Warrants will thereafter evidence the right of the holder to receive the Securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Preferred Shares or other Securities to which the holder of similar securities of the Corporation would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares, Preferred Shares or other Securities of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares, Preferred Shares or other Securities, as the case may be, to be issued to holders of Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the underlying securities of the Corporation, including the right to receive payments of dividends, if any, on the underlying securities of the Corporation, or to exercise any applicable right to vote.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described above may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

Prior Sales

Except as disclosed under this heading, no other Common Shares or securities exchangeable or convertible into Common Shares have been issued during the twelve-month period preceding the date of this Prospectus.

Common Shares

During the twelve-month period prior to the date of this Prospectus Supplement, the Corporation has issued:

a)	an aggregate of 2,062,078 Common Shares pursuant to an equity distribution agreement with Piper Sandler & Co. and prospectus supplement dated March 18, 2020, at prices ranging from US$1.521 - US$3.668 per Common Share, with the weighted average price being US$2.655 per Common Share.

b)	an aggregate of 8,770,005 Common Shares and 3,069,501 Common Share purchase warrants (the “May 2020 Warrants”) pursuant to a private placement of units (the “May 2020 Units”) completed on May 7, 2020, each May 2020 Unit being comprised of one Common Share and 0.35 May 2020 Warrant. Each whole May 2020 Warrant entitles its holder to purchase one additional Common Share at a price of $3.72 per Common Share until May 7, 2022.

c)	An aggregate of 76,920 Common Shares issued upon redemption of 79,106 deferred share units (“DSUs”) on March 26, 2020 in accordance with the terms of the Corporation’s deferred share unit plan.

d)	An Aggregate of 188,958 Common Shares issued on the exercise of stock options granted pursuant to the Corporation’s amended stock option plan, particulars of which are set forth in the following table:

Issuance Date	Number of Common Shares Issued	Number of Options Exercised		Price
June 3, 2019	14,819	24,407	(1)	N/A	(1)
September 11, 2019	9,375	9,375		$2.112
September 18, 2019	9,375	9,375		$2.112
January 28, 2020	37,386	62,500	(1)	N/A	(1)
January 29, 2020	15,625	15,625		$2.112
January 29, 2020	2,928	4,688	(1)	N/A	(1)
January 30, 2020	10,112	15,625	(1)	N/A	(1)
January 31, 2020	11,213	17,188	(1)	N/A	(1)
June 1, 2020	78,125	78,125		$2.82

(1)	Cashless exercise of options pursuant to the cashless exercise provision of the amended stock option plan.

Stock Options

During the twelve-month period preceding the date of this Prospectus Supplement, the Corporation granted stock options pursuant to its amended stock option plan exercisable for an aggregate of 345,850 Common Shares. The particulars of such grants are set forth in the following table:

Date of Grant	Number of Options Granted	Exercise Price
November 7, 2019	100,000	$3.95
January 30, 2020	245,850	$5.98

Deferred Share Units

During the twelve-month period preceding the date of this Prospectus Supplement, the Corporation granted DSUs pursuant to its deferred share unit plan exercisable for an aggregate of 160,838 Common Shares. The particulars of such grants are set forth in the following table:

Date of Grant	Number of DSUs Granted	Grant Date Fair Value
June 30, 2019	36,423	US$	2.90
September 30, 2019	36,931	US$	2.86
December 31, 2019	37,062	US$	2.85
March 31, 2020	50,422	US$	1.63

trading price and volume

The Common Shares are currently listed on the TSX under the symbol “IMV” and Nasdaq under the symbol “IMV”.

The following table provides the price ranges and trading volume of the Common Shares on the TSX for the periods indicated below:

	Price Ranges
	High	Low	Total Cumulative Volume
June 2019	C$5.91	C$3.58	1,446,270
July 2019	C$4.60	C$3.55	592,613
August 2019	C$4.20	C$3.06	593,529
September 2019	C$4.40	C$3.22	397,164
October 2019	C$4.10	C$3.01	689,477
November 2019	C$3.95	C$2.77	1,003,585
December 2019	C$4.10	C$3.30	748,590
January 2020	C$6.52	C$3.70	1,255,811
February 2020	C$6.69	C$2.87	2,630,254
March 2020	C$4.75	C$1.98	4,080,927
April 2020	C$3.55	C$2.11	2,032,894
May 2020	C$5.53	C$2.94	3,690,494
June 1-25, 2020	C$4.44	C$3.50	1,449,717

On June 25, 2020, the last trading day of the Common Shares on the TSX before the date of this Prospectus, the closing price of the Common Shares was C$3.81.

The following table provides the price ranges and trading volume of the Common Shares on Nasdaq for the periods indicated below:

	Price Ranges
	High	Low	Total Cumulative Volume
June 2019	US$4.50	US$2.69	703,778
July 2019	US$3.82	US$2.72	305,853
August 2019	US$3.13	US$2.25	143,136
September 2019	US$3.31	US$2.48	121,673
October 2019	US$3.16	US$2.29	109,836
November 2019	US$3.19	US$2.11	205,451
December 2019	US$3.11	US$2.52	534,473
January 2020	US$4.93	US$2.85	1,158,669
February 2020	US$5.12	US$2.13	2,055,492
March 2020	US$3.60	US$1.35	7,742,768
April 2020	US$2.50	US$1.50	3,765,869
May 2020	US$4.00	US$2.06	8,713,265
June 1-25, 2020	US$3.20	US$2.55	4,070,253

On June 25, 2020, the last trading day of the Common Shares on Nasdaq before the date of this Prospectus, the closing price of the Common Shares was US$2.78.

Risk Factors

An investment in the Corporation’s securities involves risk. Before you invest in the Securities, you should carefully consider the risks contained in or incorporated by reference into this Prospectus and any applicable Prospectus Supplement, including the risks described below and in the AIF and Annual MD&A, which are incorporated by reference into this Prospectus. The discussion of risks related to the business of the Corporation contained in or incorporated by reference into this Prospectus comprises material risks of which the Corporation is aware. If any of the events or developments described actually occurs, the business, financial condition or results of operations of the Corporation would likely be adversely affected.

Risks Relating to the Securities

The share price has been and is likely to continue to be volatile and an investment in Common Shares may suffer a decline in value.

The market price of the Common Shares has been highly volatile and is likely to continue to be volatile. This leads to a heightened risk of securities litigation pertaining to such volatility. Factors such as the financial position of the Corporation and the ability of the Corporation to continue as a going concern; the ability to raise additional capital; the progress of the clinical trials; the ability to obtain partners and collaborators to assist with the future development of the products; general market conditions; announcements of technological innovations or new product candidates by the Corporation, the Corporation collaborators or its competitors; published reports by securities analysts; developments in patent or other intellectual property rights; public concern as to the safety and efficacy of drugs that the Corporation and its competitors develop; and shareholder interest in the Common Shares all contribute to the volatility of the share price.

Future sales of Common Shares by the Corporation or by its existing shareholders could cause share price to fall.

The issuance of Common Shares by the Corporation could result in significant dilution in the equity interest of existing shareholders and adversely affect the market price of the Common Shares. Sales by existing shareholders of a large number of Common Shares in the public market and the issuance of Common Shares issued in connection with strategic alliances, or the perception that such additional sales could occur, could cause the market price of the Common Shares to decline and have an undesirable impact on the Corporation’s ability to raise capital.

Dilution of purchasers.

Purchasers who purchase Securities offered pursuant to this Prospectus may pay more for the Common Shares than the amounts paid by existing shareholders or security holders of the Corporation for their Common Shares. As a result, such purchasers may incur immediate and substantial dilution. Convertible securities have been issued and may be issued in the future by the Corporation at a lower price than the current market value of the Common Shares, consequently, purchasers who purchase Common Shares under the offering of Securities hereunder may incur substantial dilution in the near future.

No dividends have been paid on the Common Shares.

The Corporation has paid no cash dividends on any of its Common Shares to date and currently intends to retain its future earnings, if any, to fund the development growth of its businesses. In addition, the terms of any future debt or credit facility may preclude the Corporation from paying any dividends unless certain consents are obtained and certain conditions are met.

United States investors may not be able to obtain enforcement of civil liabilities against the Corporation.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Corporation is governed by the Canada Business Corporations Act, that the majority of the Corporation officers and directors are residents of Canada, and that all, or a substantial portion of their assets and a substantial portion of the Corporation’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Corporation or certain of the Corporation’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Corporation or its directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Corporation or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

If the Corporation is a passive foreign investment company (“PFIC”) for United States federal income tax purposes, certain adverse tax rules may apply to U.S. Holders of the Common Shares.

Based on estimates of the composition of the Corporation’s income and the value of its assets, the Corporation believes that it is a PFIC for United States federal income tax purposes for the 2019 taxable year, and that it is likely to be a PFIC for the 2020 taxable year.

The Corporation will be classified as a PFIC for any taxable year for United States federal income tax purposes if either (i) 75% or more of its gross income in that taxable year is passive income or (ii) the average percentage of its assets by value in that taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%.

PFIC status is determined annually and depends upon the composition of a company’s income and assets and the market value of its stock from time to time. Therefore, there can be no assurance as to the Corporation’s PFIC status for future taxable years. The value of the Corporation’s assets will be based, in part, on the then market value of its Common Shares, which is subject to change.

If the Corporation is a PFIC for any taxable year during which a U.S. Holder (as defined under “Certain U.S. Federal Income Tax Considerations” in this prospectus) holds Common Shares, such U.S. Holders could be subject to adverse United States federal income tax consequences whether or not the Corporation continues to be a PFIC. For example, U.S. Holders may become subject to increased tax liabilities under United States federal income tax laws and regulations, and will become subject to burdensome reporting requirements. If the Corporation is a PFIC during a taxable year which a U.S. Holder holds Common Shares, such U.S. Holder may be able to make a “mark-to-market” election or a “qualified electing fund” election that could mitigate the adverse United States federal income tax consequences that would otherwise apply to such U.S. Holder. Although upon request of a U.S. Holder, the Corporation will provide the information necessary for a U.S. Holder to make the qualified electing fund election, no assurance can be given that such information will be available for any lower-tier PFIC that the Corporation does not control. See “Certain U.S. Federal Income Tax Considerations” for additional information.

IMV is an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make the Common Shares less attractive to investors.

IMV is an “emerging growth company” as defined in the JOBS Act. IMV will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which the Corporation has total annual gross revenue of US$1.07 billion or more; (ii) the last day of the fiscal year ending after the fifth anniversary of the date of the completion of the first sales of its common equity pursuant to an effective registration statement under the U.S. Securities Act; (iii) the date on which the Corporation has issued more than US$1 billion in non-convertible debt securities during the prior three-year period; or (iv) the date IMV qualifies as a “large accelerated filer” under the rules of the SEC, which means the market value of Common Shares held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter after the Corporation has been a reporting company in the United States for at least 12 months. For so long as IMV remains an emerging growth company, it is permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (2002), as amended.

IMV may take advantage of some, but not all, of the available exemptions available to emerging growth companies. IMV cannot predict whether investors will find its Common Shares less attractive if the Corporation relies on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the share price may be more volatile.

As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

The Corporation is a foreign private issuer under applicable U.S. federal securities laws and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Corporation is required to file in Canada under Canadian securities laws. In addition, the Corporation’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of IMV as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Corporation is exempt from the proxy rules under the U.S. Exchange Act.

The Corporation may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation.

In order to maintain its current status as a foreign private issuer, a majority of the Corporation’s Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Corporation fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian foreign private issuer eligible to use MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Corporation may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSiderations

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring, owning or disposing of any Securities offered thereunder including, to the extent applicable, whether any dividends or interest relating to the Securities will be subject to Canadian non-resident withholding tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications stated herein, this discussion sets forth material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as hereinafter defined) of the Common Shares. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, and the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”) all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders. This discussion of a U.S. Holder’s tax consequences addresses only those persons that acquire Common Shares in this offering and that hold those Common Shares as capital assets (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate and gift tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding Common Shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Common Shares;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired the Common Shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement;

•	persons holding the Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•	persons who own (directly or through attribution) 10% or more (by vote or value) of the outstanding Common Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Common Shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of Common Shares.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is:

•	An individual who is a citizen or individual resident of United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Passive Foreign Investment Company Rules

If the Corporation is classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

The Corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation, the equity of which it owns, directly or indirectly, 25% or more (by value).

Based on the composition of the Corporation’s income and the value of its assets, the Corporation believes that it was a PFIC for United States federal income tax purposes for the 2019 taxable year and, based on estimates of the Corporation’s income and assets for 2020, the Corporation believes that it is likely to be a PFIC for the 2020 taxable year. A separate determination must be made after the close of each taxable year as to whether the Corporation is a PFIC for that year, and as a result, its PFIC status may change from year to year. The total value of the Corporation’s assets for purposes of the asset test generally will be calculated using the market price of the Common Shares, which may fluctuate considerably. Fluctuations in the market price of the Common Shares may result in the Corporation’s being a PFIC for any taxable year. Because of the uncertainties involved in establishing the Corporation’s PFIC status, there can be no assurance regarding if the Corporation currently is treated as a PFIC, or may be treated as a PFIC in the future.

If the Corporation is classified as a PFIC in any year with respect to which a U.S. Holder owns the Common Shares, the Corporation will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the Common Shares, regardless of whether the Corporation continues to meet the tests described above unless (i) the Corporation ceases to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules or for the period immediately preceding the Corporation’s cessation in meeting the tests described above the Common Shares were subject to a mark-to-market election, or (ii) the U.S. Holder makes a Qualified Electing Fund Election (“QEF Election”) with respect to all taxable years during such U.S. Holders holding period in which the Corporation is a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the Common Shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as the Corporation does not become a PFIC in a subsequent taxable year, the U.S. Holder’s Common Shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from the Corporation or any gain from an actual sale or other disposition of the Common Shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if the Corporation ceases to be a PFIC and such election becomes available.

For each taxable year the Corporation is treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of Common Shares, unless (i) such U.S. Holder makes a QEF Election or (ii) the Common Shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Absent the making of a QEF Election or a mark-to-market election, distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the Common Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Corporation became a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if a U.S. Holder holds the Common Shares as capital assets.

In addition, if the Corporation is a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions the Corporation receives from, and the Corporation’s dispositions of the stock of, any of the Corporation’s direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to the Corporation’s subsidiaries.

If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not the Corporation makes distributions, as capital gains, such U.S. Holder’s pro rata share of the Corporation's net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of the Corporation’s earnings in excess of the Corporation’s net capital gains. If the Corporation determines that it is a PFIC for this year or any future taxable year, the Corporation currently expects that it would provide the information necessary for U.S. Holders to make a QEF Election.

U.S. Holders also can avoid the interest charge on excess distributions or gain relating to the Common Shares by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are “marketable.” Common Shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Common Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The Common Shares are listed on the Nasdaq and the TSX, which are qualified exchanges for these purposes. Consequently, if the Common Shares remain listed on the Nasdaq or the TSX and are regularly traded, and you are a holder of Common Shares, the Corporation expects the mark-to-market election would be available to U.S. Holders if the Corporation is a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Common Shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Common Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service (the “IRS”), unless the Common Shares cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that the Corporation owns, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to the Common Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of the Corporation’s investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE WHETHER ANY OF THESE ELECTIONS WOULD BE AVAILABLE AND IF SO, WHAT THE CONSEQUENCES OF THE ALTERNATIVE TREATMENTS WOULD BE IN THEIR PARTICULAR CIRCUMSTANCES.

Unless otherwise provided by the United States Treasury Department (the “U.S. Treasury”), each U.S. shareholder of a PFIC is required to file a Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

IMV STRONGLY URGES YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF THE CORPORATION’S PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.

Cash Dividends and Other Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” above, to the extent there are any distributions made with respect to the Common Shares, a U.S. Holder generally will be required to include in its gross income distributions received with respect to its Common Shares (including the amount of Canadian taxes withheld, if any) as dividend income, but only to the extent that the distribution is paid out of the Corporation’s current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its Common Shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by the holder (as described below under “Sale or Disposition of Common Shares”). There can be no assurance that the Corporation will maintain calculations of the Corporation’s earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the Common Shares will constitute ordinary dividend income. Dividends paid on the Common Shares will not be eligible for the dividends received deduction allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if  (i) its Common Shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year. The Common Shares are readily tradable on the Nasdaq, an established securities market in the United States, and the Corporation may be eligible for the benefits of the Treaty. Accordingly, subject to the PFIC rules discussed above, a non-corporate U.S. Holder may qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will generally be U.S. source ordinary income or loss.

If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should generally not be required to recognize foreign currency gain or loss in respect of the dividend income.

If a U.S. Holder is subject to Canadian withholding taxes (at the rate applicable to such U.S. Holder) with respect to dividends paid on the Common Shares, such U.S. Holder may be entitled to receive either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit. Dividends paid by the Corporation generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the Common Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of the Common Shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the Common Shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the Common Shares determined in U.S. dollars. The initial tax basis of the Common Shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the Common Shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the Common Shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date). An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.

Subject to the discussion under “Passive Foreign Investment Company Rules” above, such gain or loss will be capital gain or loss and will be long-term gain or loss if the Common Shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Medicare Contribution Tax

Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax, or “Medicare contribution tax”, on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in the Common Shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements

U.S. Holders paying more than $100,000 for the Common Shares generally may be required to file IRS Form 926 reporting the payment of the offer price for the Common Shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Common Shares.

LEGAL MATTERS

Unless specified in the applicable Prospectus Supplement, certain Canadian legal matters will be passed upon on behalf of the Corporation by McCarthy Tétrault LLP. Certain legal matters relating to United States law will be passed upon on behalf of the Corporation by Troutman Sanders LLP. As of the date hereof, the partners and associates of McCarthy Tétrault LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

Any Securities offered pursuant to this Prospectus, including by way of at-the-market offerings, will be conducted in accordance with applicable securities legislation in Canada and the United States, and, if applicable, will be subject to regulatory approval or exemptive relief.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants, Halifax, Nova Scotia, Canada. PricewaterhouseCoopers LLP has confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation and within the meaning of the SEC.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., at its principal offices located in Toronto, Ontario, Canada or Montréal, Québec, Canada.

Agent for service of Process

Julia Gregory, Wayne Pisano and Markus Warmuth, directors of the Corporation, all reside outside of Canada and have appointed IMV Inc., 130 Eileen Stubbs Avenue, Suite 19, Dartmouth, Nova Scotia, Canada, B3B 2C4, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a short form prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the short form prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In an offering of Preferred Shares, Subscription Receipts, Warrants and Units (collectively, “Convertible Securities”), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus and the accompanying Prospectus Supplements is limited, in certain provincial securities legislation, to the price at which such security is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor. By virtue of their purchase of Convertible Securities, original purchasers will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Convertible Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the securities issued to such purchaser upon conversion of such Convertible Securities, in the event that this Prospectus, as supplemented by an applicable Prospectus Supplement relating to such Convertible Securities, as amended, contains a misrepresentation, provided that the right of rescission is exercised within 180 days of the date of the purchase of the Convertible Securities. This contractual right of rescission will be consistent with the statutory right of rescission described under section 137 of the Securities Act (Nova Scotia), and is in addition to any other right or remedy available to original purchasers under section 137 the Securities Act (Nova Scotia) or otherwise to law. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

Rights and remedies may also be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

ENFORCEABILITY OF CIVIL Liabilities

The Corporation is incorporated under, and governed by, the laws of Canada. Many of its officers and directors and experts named in this Prospectus are resident outside of the United States, and a majority of their assets, and the assets of IMV, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under United States federal securities laws in original actions and/or enforce claims for punitive damages. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

IMV has filed with the SEC, concurrently with the filing of its U.S. Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, IMV appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving IMV in a U.S. court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement. However, it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The CBCA also provides that the Registrant may, with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request. The aforementioned individuals are entitled to indemnification from the Registrant if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys to the individual for the costs, charges and expenses of the proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant provide that, in accordance with the provisions of the CBCA and to the full extent provided therein, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may extend the benefits of the foregoing indemnification to other persons, provided such persons are designated by way of a resolution of the board of directors of the Registrant.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1*	Annual information form of the Registrant dated March 30, 2020 for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s annual report on Form 40-F filed with the Commission on March 30, 2020).

4.2*	Audited annual consolidated financial statements of the Registrant and the notes thereto for the years ended December 31, 2019 and 2018, together with the auditor’s report thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s annual report on Form 40-F filed with the Commission on March 30, 2020).

4.3*	Management’s report on financial position and operating results of the Registrant for the year ended December 31, 2019 (incorporated by reference to Exhibit 99.3 to the Registrant’s annual report on Form 40-F filed with the Commission on March 30, 2020).

4.4*	Unaudited interim condensed consolidated financial statements of the Registrant and the notes thereto for the six months ended June 30, 2020 and 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the Commission on August 12, 2020).

4.5*	Management’s report on financial position and operating results of the Registrant for the three and six months ended June 30, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the Commission on August 12, 2020).

4.6*	Management information circular dated May 25, 2020 relating to the Registrant’s annual and special meeting of shareholders to be held on June 29, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the Commission on June 3, 2020).

4.7*	Material change report dated May 12, 2020 relating to a non-brokered private placement of Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant's report on Form 6-K filed with the Commission on May 12, 2020).

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2**	Consent of McCarthy Tétrault LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Previously filed.
**	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a)       Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)       Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on the 15th day of October, 2020.

IMV INC.

By:	/s/ Pierre Labbé
Name: Pierre Labbé
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederic Ors and Pierre Labbé, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2020.

Signature	Title

/s/ Frederic Ors	Chief Executive Officer & Director
Frederic Ors	(principal executive officer)

/s/ Pierre Labbé	Chief Financial Officer
Pierre Labbé	(principal financial and accounting officer)

/s/ Andrew Sheldon	Chairman
Andrew Sheldon

/s/ Michael P. Bailey	Director
Michael P. Bailey

/s/ Julia P. Gregory	Director
Julia P. Gregory

/s/ James Hall	Director
James Hall

/s/ Wayne Pisano	Director
Wayne Pisano

/s/ Shermaine Tilley	Director
Shermaine Tilley

/s/ Markus Warmuth	Director
Markus Warmuth

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on the 15th day of October, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director